Exhibit 99.2

Trovagene Schedules Release of Second Quarter 2016 Financial Results and Investor Conference Call

SAN DIEGO, CA — July 26, 2016 — Trovagene, Inc. (NASDAQ: TROV), a developer of circulating tumor DNA (ctDNA) molecular diagnostics, announced today that it will report financial results for the second quarter ended June 30, 2016 on Thursday, August 4, 2016 at 4:00 p.m. Eastern Daylight Time (1:00 p.m. Pacific Daylight Time).

Trovagene’s senior management team will host a conference call on Thursday, August 4, 2016 at 5:00 p.m. Eastern Daylight Time (2:00 p.m. Pacific Daylight Time) to discuss the results and update investors on the Company’s progress.

A live webcast of the call will be available online at http://trovagene.investorroom.com/events. To access the conference call, please dial (888) 347-6081 (domestic), (412) 902-4285 (international), or (855) 669-9657 (Canada), conference ID# 10087769. To access the telephone replay of the call, dial (877) 344-7529 (domestic), (412) 317-0088 (international), or (855) 669-9658 (Canada), replay ID# 10087769. The replay will be available one hour after the conclusion of the call. The webcast and telephone replay will be archived on the Company’s website following the conference.

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its proprietary Precision Cancer Monitoring® (PCM) technology for the detection and monitoring of circulating tumor DNA (ctDNA) in urine and blood. The Company’s technology detects and quantitates oncogene mutations in cancer patients for improved disease management. Trovagene’s PCM technology is designed to provide important clinical information beyond the current standard of care, and is protected by significant intellectual property including multiple issued patents and pending patent applications globally.

Trovagene Contacts:

Beth Anderson VP, Finance & Administration	Vicki Kelemen Sr. Director, Marketing Communications
858-952-7593	858-952-7652
ir@trovagene.com	vkelemen@trovagene.com

Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992